                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  February 20, 2003
                                                 --------------------

                                  NetBank, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

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
             Georgia                       0-22361                58-2224352
-------------------------------- ---------------------------  ------------------
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation)                                                Identification No.)
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                         11475 Great Oaks Way, Suite 100
                            Alpharetta, Georgia 30022
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code       (770) 343-6006
                                                    ---------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

         As has been reported in prior filings, Commercial Money Center, Inc. ("CMC") filed for bankruptcy protection on May 30, 2002 with the United States Bankruptcy Court for the Southern District of Florida (the "Florida Bankruptcy Court"). The Florida Bankruptcy Court ordered that all collections by the servicers and sub-servicers under the leases be paid in escrow to the bankruptcy trustee pending final resolution of rights to those collections. On September 18, 2002, the bankruptcy action was transferred to the United States Bankruptcy Court for the Southern District of California (the "California Bankruptcy Court"). On February 5, 2003, NetBank and the bankruptcy trustee (the "Trustee") entered into a proposed settlement agreement, subject to Bankruptcy Court approval, that will settle and resolve all of the CMC bankruptcy estate's claims against NetBank. On February 19, 2003, the trustee in the bankruptcy action (the "Trustee") filed a motion with the Bankruptcy Court requesting approval of the settlement agreement. A hearing on the Trustee's motion has been set for April 2, 2003. Copies of the Motion and the proposed settlement agreement are attached as exhibits to this Current Report on Form 8-K.

         In summary, under the proposed settlement, if approved by the Bankruptcy Court,

o The bankruptcy estate will be permitted to retain $2.7 million of the funds collected on NetBank lease pools, which funds are currently held in escrow by the Trustee.

o The Trustee will release to NetBank all the remaining collection funds from NetBank lease pools held in escrow, which based on estimates in reports submitted by the servicers is approximately $2.25 million.

o The average monthly collections on the NetBank lease pools since June 2002 have been approximately $540,000 or 19% of the monthly lease payments owed to NetBank.

o NetBank will also pay the bankruptcy estate an amount equal to 5% of its recovery from the sureties that issued surety bonds and insurance policies in connection with the NetBank lease pools, not to exceed $3.54 million.

o The Settlement Agreement also contains provisions dealing with the disposition of the collateral under NetBank's lease pools. NetBank will retain a priority security interest in the collateral associated with each lease (including the underlying equipment) until all the lease stream payments due to NetBank under the relevant lease are made. For any lease that fully performs, the bankruptcy estate will receive any payments in excess of what is due to NetBank.

o The Trustee will assign to NetBank any interest the bankruptcy estate may have in the surety bonds and insurance policies issued by the Sureties (as identified below).

o        The parties grant mutual general releases.

o NetBank's proof of claim in the bankruptcy action will be allowed, but be made subject to the interests of general unsecured trade creditors of CMC.

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


         Also, as has been reported in prior filings, NetBank has filed suit against Illinois Union Insurance Company, Safeco Insurance Company and Royal Indemnity Company (collectively "the Sureties"), seeking to enforce NetBank's rights under various surety bonds and insurance policies issued by these companies in connection with NetBank's purchase of equipment lease investments in the CMC lease program. NetBank's suit has been consolidated for pretrial purposes with more than 35 other lawsuits involving similar claims in the United States District Court for the Northern District of Ohio under the Federal Multi-district Litigation ("MDL") Rules. NetBank believes that if the California Bankruptcy Court approves the proposed settlement, such approval will enhance NetBank's position before the MDL Court by eliminating any uncertainty over whether the surety bonds and insurance policies were property of the bankruptcy estate and, thereby, removing the opportunity for the Sureties to continue to delay the MDL case based on this issue.
         NetBank also believes that it will ultimately prevail on its claims against the Sureties and has joined with the other claimants in a motion for judgment on the pleadings currently pending before the MDL Court. The Sureties' key defense in denying NetBank's claims under the surety bonds is that they were fraudulently induced by CMC to issue the surety bonds in the first instance. The Sureties have also asserted related defenses that the underlying equipment leases are invalid, usurious, or otherwise unenforceable. NetBank believes that none of these defenses can defeat NetBank's claims under the surety bonds, which, according to NetBank, provided for absolute and unconditional guarantees of payment.
         In NetBank's view, the language of the surety bonds (and in the case of Illinois Union, the insurance policies) provides that the Sureties are, without question, responsible to NetBank, as the Obligee or Named Insured under the bonds, for the underwriting of the lessees and leases, including all issues of fraud and that the Sureties waived any defense of fraud to claims under the bonds. NetBank also believes that the surety bonds make it clear that the Sureties were responsible for the performance of CMC as sub-servicer of the leases. Finally, according to NetBank, the surety bonds provide that if the Obligee or Named Insured fails to receive a payment due under a lease from the sub-servicer, a default under the lease occurs, and the Sureties' obligations are triggered. Relevant excerpts from the Safeco and Royal surety bonds are set forth below:

         The Surety is responsible to the Obligee for the individual underwriting of each lessee and Lease, including but not limited to, all related credit matters, issues of fraud, bankruptcy and the accurate and timely performance by any sub-servicer designated by Surety, and Surety shall assert no defenses to any claim under this
         Bond as a result of any of the foregoing.... If the Obligee fails to receive a payment under the Lease from the Surety, as servicer, or from any sub-servicer, on the scheduled due date, a default under the Lease occurs. Upon such default, the Surety shall have thirty (30) days to cause the default to be remedied.... The Surety shall make payment on this bond to Obligee upon receipt of demand from Obligee.

         Relevant excerpts from the Illinois Union policies are set forth below:

         [Illinois Union] is responsible to the Named Insured for the individual underwriting of each lessee and Lease, including but not limited to, all relating credit matters, issues of fraud, bankruptcy, that the lease is a true lease and not a secured financing, usury, that the Lease is valid, binding, and enforceable, and the accurate and timely performance by any Servicer or Sub-Servicer designated by [Illinois Union,] and [Illinois Union] shall assert no defenses to any claim under this Policy as a result of any of the foregoing....If the Named
         Insured fails to receive a payment under the Lease from the Company, as servicer or from any sub-servicer, on the scheduled due date, default under the Lease occurs. Upon such default, the Company shall have thirty (30) days to cause the default to be remedied....
         Notwithstanding any other provision of this endorsement, the Company shall make payment hereunder to the Named Insured upon receipt of written demand from the Named Insured of its failure to receive a payment under a Lease for any reason whatsoever except as set forth under the Exclusions.

         In addition to the obligations and risk assumed by the Sureties under the surety bonds, the Sureties also entered into or assumed obligations under Sales and Servicing Agreements with NetBank and CMC in which they agreed to serve as the primary servicers of the underlying leases. According to NetBank, under the terms of the Sales and Servicing Agreements, the Sureties made additional representations and warranties regarding the underlying enforceability of the surety bonds and assumed primary responsibility for the ongoing monitoring and collection of the leases. Although CMC was appointed as the sub-servicer of the leases, the Sureties retained full responsibility for the actions of CMC, which was serving as their agent under these agreements.
Section 3.7 of the Sales and Servicing Agreements provides:

         CMC is hereby appointed to be the initial Sub-Servicer and assumes all responsibility, as agent for and on behalf of the Servicer [the
         Surety], to perform the duties of the Servicer hereunder. ....
         Notwithstanding the terms or existence of any such agreement between the Servicer and the Sub-Servicer, including CMC, the Servicer shall not be relieved of any of its obligations under this Agreement by reason of such agreement and shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing and administering the Leases. . . .

         Finally, the Sureties also made independent representations in estoppel letters provided to NetBank. In letters provided to NetBank prior to the closing of certain of the transactions, Safeco and Illinois Union each confirmed the validity and enforceability of the underlying surety bonds. The following are relevant excerpts from these letters:

         SAFECO Insurance Company of America has approved the attached list of
         Lease bonds to be executed by our Attorney-In-Fact, Michael Anthony....
         Each Lease Bond executed by SAFECO Insurance Company of America is a valid and binding obligation of the surety enforceable in accordance with its terms, has been duly authorized by all necessary corporate action and does not violate or constitute a breach of the organizational documents of the Surety, or any agreement, judgment, or order which the Surety is a party or by which any of its property is bound.

         Illinois Union Insurance Company ("Insurance Company"), a wholly owned subsidiary of ACE Ltd. has approved the attached list of equipment leases ("Leases") and the related Sale and Servicing Agreements. The Leases shall be insured under a Collateral Protection Policy and an accompanying endorsement entitled Collateral Security Insurance, together defined as "Lease Insurance." The Lease Insurance has been issued by Illinois Union Insurance Company, and executed on our behalf by our agent, A&M Select Insurance Services, Inc. The Lease Insurance
         is in full force and effect . . . . The Lease Insurance and the Sale and Servicing Agreements executed by Illinois Union Insurance Company are valid and binding obligations of the Insurance Company enforceable in accordance with its terms . . . and do not violate or constitute a breach of the organizational documents of the Insurance Company, or any agreement judgment, order or law to which the Insurance Company is a party or by which any of its property is bound."

In early 2001, Safeco, Illinois Union and Royal also confirmed the validity and enforceability of the underlying surety bonds and their roles as master servicer of the underlying leases.

         After the initial default by CMC to make the required lease payments to NetBank in December, 2001, NetBank notified the Sureties and demanded payment. In late January and early February, 2002, Royal and Safeco paid NetBank $1,030,824 and $901,406, respectively, with a reservation of rights to reconsider at a later date. NetBank commenced and served a lawsuit against all three Sureties in March, 2002. Following commencement of that action, Safeco and Royal ceased to make any additional payments to NetBank.

         NetBank believes that under these facts and circumstances, the defenses asserted by the Sureties will fail as a matter of law and that NetBank will ultimately prevail on its claims.

                                      * * *

         "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: NETBANK'S ASSESSMENT OF THE LITIGATION DESCRIBED HEREIN, INCLUDING BUT NOT LIMITED TO ITS STATEMENTS CONCERNING THE POTENTIAL OUTCOME, INVOLVES FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES, SUCH AS THE POTENTIAL FAILURE OF APPLICABLE JUDICIAL AUTHORITIES TO CONCUR WITH NETBANK'S POSITION, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. FOR ADDITIONAL INFORMATION ABOUT THE LITIGATION DISCUSSED IN THIS REPORT, SEE NETBANK'S OTHER SEC FILINGS, INCLUDING ITS PERIODIC REPORTS ON FORM 10-K AND 10-Q.

ITEM 7. EXHIBITS

         (c) EXHIBITS

         NO. DESCRIPTION

         99.1 Motion By Chapter 7 Trustee For Order Approving Compromise of Controversy and Settlement Agreement With NetBank and Lakeland Bank and Memorandum of Points and Authorities.

         99.2     Proposed Settlement Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NETBANK, INC.


Date:  February 20, 2003        By:   /s/ Steven F. Herbert
                                      ----------------------------
                                      Steven F. Herbert
                                      Chief Financial Executive

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                                  EXHIBIT INDEX

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
NO.                        DESCRIPTION
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

99.1 Motion By Chapter 7 Trustee For Order Approving Compromise of Controversy and Settlement Agreement With NetBank and Lakeland Bank and Memorandum of Points and Authorities.

99.2     Proposed Settlement Agreement

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